UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8‑K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: November 30, 2017

(Date of earliest event reported)

Glu Mobile Inc.

(Exact Name of Registrant as Specified in Its Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

001‑33368	91‑2143667
(Commission File Number)	(IRS Employer Identification No.)

875 Howard Street, Suite 100 San Francisco, California	94103
(Address of Principal Executive Offices)	(Zip Code)

(415)  800‑6100

(Registrant’s Telephone Number, Including Area Code)

875 Howard Street, Suite 100

San Francisco, California 94103

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8‑K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a‑12 under the Exchange Act (17 CFR 240.14a‑12)

☐ Pre‑commencement communications pursuant to Rule 14d‑2(b) under the Exchange Act (17 CFR 240.14d‑2(b))

☐ Pre‑commencement communications pursuant to Rule 13e‑4(c) under the Exchange Act (17 CFR 240.13e‑4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On November 30, 2017, the Board of Directors (the “Board”) of Glu Mobile Inc. (the “Company”) increased the size of the Board from eight directors to nine directors and appointed Gabrielle Toledano to the Board as a Class III director, effective immediately.  Ms.  Toledano has not yet been assigned to any Board committees.  Ms. Toledano will be compensated for her service on the Board and any committee of the Board on which she serves in accordance with the Company’s compensation program for non-employee directors, which is filed as Exhibit 10.01 to the Company’s Quarterly Report on Form 10-Q filed with the SEC on May 8, 2017.  In addition, the Board approved the Company’s entering into an indemnification agreement with Ms. Toledano, in the form filed as Exhibit 99.01 to the Company’s Current Report on Form 8-K, filed with the SEC on October 29, 2013.  Ms. Toledano has no relationships or transactions with the Company that are required to be disclosed pursuant to Item 404(a) of Regulation S-K, and there are no arrangements or understandings with other persons pursuant to which she was selected as a director.

A copy of the press release announcing Ms. Toledano’s appointment to the Board is attached hereto as Exhibit 99.01 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01  Financial Statements and Exhibits.

99.01 Press release dated December 4, 2017 announcing the appointment of Gabrielle Toledano to the Board.

EXHIBIT INDEX

Number	Description
99.01	Press release dated December 4, 2017 announcing the appointment of Gabrielle Toledano to the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GLU MOBILE INC.

Date: December 4, 2017	By:	/s/ Scott J. Leichtner
		Name:	Scott J. Leichtner
		Title:	Vice President and General Counsel